Exhibit 4.28

BACKSTOP SUBSCRIPTION AGREEMENT

This BACKSTOP SUBSCRIPTION AGREEMENT (this “Subscription Agreement”), dated as of August 10, 2023, and effective as of the Closing (as defined below), is entered into by and among VinFast Auto Ltd. (Company Registration No. 201501874G), a public company limited by shares incorporated under the laws of Singapore (the “Company”), the undersigned (“Subscriber” or “you”), and Black Spade Sponsor LLC, a limited liability company registered under the laws of the Cayman Islands (the “Sponsor”). Defined terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Business Combination Agreement (as defined below).

WHEREAS, Black Spade Acquisition Co, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“BSAQ”), the Company and Nuevo Tech Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Merger Sub”) entered into that certain Business Combination Agreement, dated as of May 12, 2023, and that certain First Amendment to Business Combination Agreement, dated as of June 14, 2023 (as further amended, modified, supplemented or waived from time to time in accordance with its terms, the “Business Combination Agreement”), pursuant to which Merger Sub will merge with and into BSAQ, whereupon the separate corporate existence of Merger Sub will cease, and BSAQ will be the surviving company and continue its existence under the Companies Act (As Revised) of the Cayman Islands (the “Cayman Islands Companies Act”) as a wholly-owned Subsidiary of the Company (the “Merger” and together with the other transactions contemplated by the Business Combination Agreement and the Ancillary Agreements, the “Transactions”), and in consideration therefor, the Company will issue one ordinary share in the capital of the Company (the “Company Ordinary Shares”) in exchange for each eligible BSAQ Ordinary Share;

WHEREAS, BSAQ, the Company and the Sponsor and other parties thereto have entered into that certain Sponsor Support and Lock-Up Agreement and Deed, dated as of May 12, 2023, and that certain First Amendment to Sponsor Support and Lock-Up Agreement and Deed, dated as of June 14, 2023 (the “Sponsor Support Agreement”), pursuant to which the Sponsor has agreed to subscribe for and acquire, and/or procure that its designated Persons (reasonably acceptable to the Company) subscribe for and acquire Company Ordinary Shares, at a purchase price of $10.00 per share, solely to the extent necessary to fund up to the amount (the “Backstop Amount”) equal to (i) $30,000,000 minus (ii) the product of (A) the Redemption Price (as defined in the BSAQ Governing Document) multiplied by (B) the aggregate number of BSAQ Ordinary Shares that are not redeemed pursuant to the BSAQ Shareholder Redemption Right (the “Backstop Subscription”);

WHEREAS, the Backstop Amount is $16,367,968.58, and the Sponsor has designated Subscriber as its designated Person for fulfilment of its obligations in connection with the Backstop Subscription; and

WHEREAS, Subscriber desires to subscribe for and purchase from the Company, at the Subscription Closing (as defined below), 1,636,797 Company Ordinary Shares (the “Subscribed Shares”), for a purchase price of $10.00 per share, and for the aggregate purchase price equal to the Backstop Amount, and the Company desires to issue and sell to Subscriber the Subscribed Shares in consideration of the payment of the Backstop Amount therefor by or on behalf of Subscriber to the Company, all on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.    Sponsor Designation; Subscription. The Sponsor hereby designates, and the Company hereby accepts, Subscriber as a designated Person of the Sponsor for the Backstop Subscription. Upon the terms and subject to the conditions of this Subscription Agreement, Subscriber agrees to subscribe for and purchase from the Company, and the Company agrees to issue and sell to Subscriber, the Subscribed Shares at the Subscription Closing (as defined below). The purchase price of the Subscribed Shares is the Backstop Amount in cash and shall be paid as provided in Section 2.2.1.

2.    Closing; Delivery of Shares.

2.1.    The closing (the “Subscription Closing” and the date of the Subscription Closing, the “Subscription Closing Date”) of the sale and issuance of the Subscribed Shares pursuant to Section 1 is subject to the satisfaction or waiver of the conditions to closing set forth in Section 4 and shall take place remotely on the date of, and substantially concurrently with the closing of the Merger contemplated under the Business Combination Agreement (the “Closing”), or at such other time as the Company and Subscriber may agree.

2.2.    At the Subscription Closing:

2.2.1.    Subscriber shall deliver to the Company the Backstop Amount in immediately available funds by wire transfer of United States dollars to an account of the Company designated by the Company, by notice to Subscriber, which notice shall be delivered not later than two Business Days prior to the Subscription Closing Date; and

2.2.2.    the Company shall issue to Subscriber or to a nominee or custodian designated by Subscriber, as applicable, the Subscribed Shares, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), which Subscribed Shares, unless otherwise determined by the Company, shall be registered in the name of Subscriber on the books of the Company by the Company’s transfer agent (a copy of which showing Subscriber as the owner of the Subscribed Shares on and as of the Subscription Closing Date, together with the share certificate representing the Subscribed Shares, shall be provided to Subscriber on the Subscription Closing Date or promptly thereafter).

3.    Representations, Warranties and Agreements.

3.1.    Subscriber’s Representations, Warranties and Agreements. To induce the Company to issue the Subscribed Shares, Subscriber hereby represents and warrants to the Company and acknowledges and agrees with the Company, as of the date hereof and as of the Subscription Closing Date, as follows:

3.1.1.    Subscriber has been duly formed or incorporated and is validly existing in good standing (if the concept of good standing is applicable) under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

3.1.2.    This Subscription Agreement has been duly authorized, validly executed and delivered by Subscriber. Assuming that this Subscription Agreement constitutes the valid and binding agreement of the Company and the Sponsor, this Subscription Agreement is the valid and binding obligation of Subscriber, and is enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (b) principles of equity, whether considered at law or equity.

3.1.3.    The execution, delivery and performance by Subscriber of this Subscription Agreement (including compliance by Subscriber with all of the provisions hereof), the issuance by the Company of the Subscribed Shares to Subscriber and the consummation of the transactions contemplated herein do not and will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber or any of its subsidiaries, as applicable, pursuant to the terms of any indenture, mortgage, charge, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber or any of its subsidiaries, as applicable, is a party or by which Subscriber or any of its subsidiaries, as applicable, is bound or to which any of the property or assets of Subscriber or any of its subsidiaries, as applicable, is subject, which would reasonably be expected to have a material adverse effect on the legal authority of Subscriber to enter into and timely perform its obligations under this Subscription Agreement (a “Subscriber Material Adverse Effect”), (b) result in any violation of the provisions of the organizational documents of Subscriber or any of its subsidiaries or (c) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its subsidiaries, as applicable, or any of their respective properties that would reasonably be expected to have a Subscriber Material Adverse Effect.

3.1.4.    Subscriber (a) is (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) (“QIB”) or an “accredited investor” (as defined in Rule 501 of the Securities Act) within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act (“Accredited Investor”), (ii) an Institutional Account as defined in Rule 4512(c) of the Financial Industry Regulatory Authority (“FINRA”) and (iii) a sophisticated institutional investor, experienced in investing in transactions of the type contemplated by this Subscription Agreement and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, including Subscriber’s participation in the purchase of the Subscribed Shares, in each case, satisfying the applicable requirements set forth on Schedule I, and confirms that it is fully familiar, following advice of its own legal counsel, with the implications of being a QIB or an Accredited Investor who is investing in the Subscribed Shares, (b) is acquiring the Subscribed Shares only for its own or for its controlled affiliate(s)’s account(s) and not for the account of any other third party, and (c) has exercised independent judgment in evaluating its participation in the purchase of the Subscribed Shares and is not acquiring the Subscribed Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or any other securities laws of the United States or any other jurisdiction (and shall provide the requested information on Schedule I following the signature page hereto) and is not a party to or bound by a binding commitment to sell or otherwise dispose of the Subscribed Shares. Accordingly, Subscriber understands that the offering of the Subscribed Shares meets (x) the exemptions from filing under FINRA Rules 5123(b)(1)(C) or (J) and 5123(b)(1)(A) and (y) the institutional customer exemption under FINRA Rule 2111(b). Subscriber is not an entity formed for the specific purpose of acquiring the Subscribed Shares.

3.1.5.    Subscriber understands that the Subscribed Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that the sale to Subscriber is being made in reliance on a private placement exemption from registration under the Securities Act, that the Subscribed Shares have not been registered under the Securities Act or any other applicable securities laws. Subscriber understands that the Subscribed Shares may not be offered, sold, resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (a) to the Company or a subsidiary thereof, (b) to non-U.S. persons pursuant to offers and sales that occur solely outside the United States within the meaning of Regulation S under the Securities Act or (c) pursuant to another applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in each case, in accordance with any other applicable securities laws, and that the Subscribed Shares (i) will be “restricted securities” within the meaning of Rule 144 under the Securities Act, are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act and applicable state securities laws, pursuant to registration or exemption therefrom and (ii) shall be subject to a legend to such effect (provided that such legends will be eligible for removal upon compliance with the relevant resale provisions of Rule 144). Subscriber acknowledges that the Subscribed Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber understands and agrees that the Subscribed Shares will be subject to the foregoing restrictions and, as a result, Subscriber may not be able to readily resell the Subscribed Shares and may be required to bear the financial risk of an investment in the Subscribed Shares for an indefinite period of time. Subscriber understands that it has been advised to consult independent legal counsel prior to making any offer, resale, pledge or transfer of any of the Subscribed Shares. Subscriber has determined based on its own independent review and such professional advice as it deems appropriate that the Subscribed Shares are a suitable investment for Subscriber, notwithstanding the substantial risks inherent in investing in or holding the Subscribed Shares.

3.1.6.    Subscriber understands and agrees that Subscriber is purchasing the Subscribed Shares directly from the Company. Subscriber further acknowledges that there have been no representations, warranties, covenants or agreements made to Subscriber by the Company, the Sponsor or any of their respective affiliates, or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other party to the Transactions or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements expressly set forth in this Subscription Agreement, and Subscriber is not relying on any representations, warranties or covenants other than those expressly set forth in this Subscription Agreement.

3.1.7.    Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions of the Company, receive such answers, including on the financial information, and obtain such information directly as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Shares and Subscriber has independently made its own analysis and decision to invest in the Subscribed Shares. Subscriber acknowledges that no disclosure or offering document has been prepared in connection with the offer and sale of the Subscription Shares. Subscriber represents and warrants it is relying exclusively on its own sources of information, investment analysis, independent investigation, assessment and due diligence (including professional advice it deems appropriate) with respect to the Transactions, the Subscribed Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company and its subsidiaries including but not limited to all business, legal, regulatory, accounting, financial, credit and tax matters, and Subscriber has satisfied itself concerning such matters relevant to its investment in the Subscribed Shares.

3.1.8.    Subscriber became aware of this offering of the Subscribed Shares solely by means of direct contact between Subscriber, the Sponsor, the Company or one of their respective representatives. Subscriber did not become aware of this offering of the Subscribed Shares, nor were the Subscribed Shares offered to Subscriber, by any other means. Subscriber acknowledges that the Subscribed Shares were not offered by any form of general solicitation or general advertising, including methods described in section 502(c) of Regulation D under the Securities Act, and are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities law.

3.1.9.    Subscriber acknowledges that it is aware that there are substantial risks incident to the subscription and ownership of the Subscribed Shares and is able to fend for itself in the transactions contemplated herein. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscribed Shares, and Subscriber has been offered the opportunity to ask questions of the Company and received answers thereto, including on the financial information, as Subscriber deemed necessary in connection with its decision to purchase the Subscribed Shares, and has made its own assessment and has satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Subscribed Shares. Subscriber has adequately analyzed and fully considered the risks of an investment in the Subscribed Shares and determined that the Subscribed Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risks of its prospective investment and can afford the complete loss of such investment, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision. Subscriber acknowledges that Subscriber shall be responsible for any of Subscriber’s tax liabilities that may arise as a result of the transactions contemplated by this Subscription Agreement, and that neither the Company, nor any of its agents or affiliates, have provided any tax advice or any other representation or guarantee, whether written or oral, regarding the tax consequences of the transactions contemplated by this Subscription Agreement.

3.1.10.    Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscribed Shares or made any findings or determination as to the fairness of an investment in the Subscribed Shares and the foregoing authorities have not confirmed the accuracy or determined the adequacy of any representation (and any representation to the contrary is a criminal offense).

3.1.11.    Subscriber represents and warrants that none of Subscriber nor, to Subscriber’s knowledge, any of its officers or directors is (a) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC or any similar list of sanctioned persons administered by the United Nations, the United Kingdom, the European Union or any individual European Union member state (collectively, “Sanctions Lists”) or a person or entity that is otherwise the target of any OFAC sanctions program, (b) directly or indirectly owned (50% or more) or controlled by, or acting on behalf of, one or more persons on a Sanctions List; (c) organized, incorporated, established, located, or resident in, or the government of (including any political subdivision, agency, or instrumentality thereof) any country or territory that is the target of comprehensive sanctions (currently Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic); (d) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (e) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law.

3.1.12.    No broker, finder or other financial consultant has acted on behalf of Subscriber in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on the Company or its affiliates.

3.2.    Company’s Representations, Warranties and Agreements. To induce Subscriber to purchase the Subscribed Shares, the Company hereby represents and warrants to Subscriber and agrees with Subscriber, as of the date hereof and as of the Subscription Closing Date, as follows:

3.2.1.    The Company has been duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, with all requisite power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

3.2.2.    The Subscribed Shares will be duly authorized and, when issued and delivered to Subscriber against full payment for the Subscribed Shares, will be free and clear of any liens or other restrictions whatsoever in accordance with the terms of this Subscription Agreement and registered with the Company’s transfer agent, the Subscribed Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights under the Company’s constitutive agreements or applicable law.

3.2.3.    This Subscription Agreement has been duly authorized, validly executed and delivered by the Company and, assuming that this Subscription Agreement constitutes the valid and binding obligation of Subscriber and the Sponsor, is the valid and binding obligation of the Company, and is enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (b) principles of equity, whether considered at law or equity.

3.2.4.    The execution, delivery and performance of this Subscription Agreement (including compliance by the Company with all of the provisions hereof), the issuance by the Company of the Subscribed Shares to Subscriber and the consummation of the transactions contemplated herein will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of any indenture, mortgage, charge, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, shareholders’ equity or results of operations of the Company or any of its subsidiaries individually or taken as a whole, or materially affects the validity or enforceability of the Subscribed Shares or the legal authority or other ability of the Company to enter into and timely perform its obligations under this Subscription Agreement (collectively, a “Company Material Adverse Effect”), (b) result in any violation of the provisions of the organizational documents of the Company or any of its subsidiaries or (c) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of its properties that would reasonably be expected to have a Company Material Adverse Effect.

3.2.5.    Neither the Company nor any person acting on its behalf, directly or indirectly, has made or will make any offers or sales of any security of the Company or has solicited or will solicit any offers to buy any security under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the issuance of the Subscribed Shares under the Securities Act.

3.2.6.    Neither the Company, nor any person acting on its behalf has conducted any general solicitation or general advertising, including methods described in section 502(c) of Regulation D under the Securities Act, in connection with the offer or sale of any of the Subscribed Shares and neither the Company, nor any person acting on its behalf has offered any of the Subscribed Shares in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

3.2.7.    As of the date of this Subscription Agreement, the authorized, issued and outstanding share capital of the Company consists of 2,299,999,998 Company Ordinary Shares. All issued and outstanding Company Ordinary Shares have been duly authorized and validly issued, are fully paid, and are not subject to preemptive or similar rights, other than as provided in the Company’s constitution and/or restrictions on transfer under applicable laws or as contemplated hereby. Except as set forth in the Business Combination Agreement, the Ancillary Agreements, those certain Subscription Agreements, dated April 29, 2022 and June 4, 2022, each by and between the Company, Vingroup JSC and certain institutional investors, the Ordinary Shares Subscription Agreement, dated June 30, 2023, between the Company and Gotion Inc., and the Subscription Agreements (as defined in the Business Combination Agreement)(if any), there are no outstanding, and between the date hereof and the Subscription Closing, the Company will not issue, sell or cause to be outstanding any (i) shares, equity interests or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares or other equity interests or voting securities of the Company, (iii) options, warrants or other rights (including preemptive rights) or agreements, arrangements or commitments of any character, whether or not contingent, of the Company to subscribe for, purchase or acquire from any individual, entity or other person, and no obligation of the Company to issue, any Pre-Recapitalization Company Shares, Company Ordinary Shares or any other equity interests or voting securities in the Company or any securities convertible into or exchangeable or exercisable for such shares or other equity interests or voting securities, (iv) equity equivalents or other similar rights of or with respect to the Company, or (v) obligations of the Company to repurchase, redeem, or otherwise acquire any of the foregoing securities, shares, options, equity equivalents, interests or rights. There are no shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any securities of the Company, other than as contemplated by the Business Combination Agreement and the Ancillary Agreements.

3.2.8.    Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 3.1 of this Subscription Agreement, (a) no registration under the Securities Act is required for the offer and sale of the Subscribed Shares by the Company to Subscriber and (b) no consent, approval, order or authorization of, or registration, qualification, designation, declaration to or filing with, any federal, state or local governmental authority, self-regulatory organization or other person is required on the part of the Company in connection with the Subscription, except for (i) filings with the United States Securities and Exchange Commission (the “Commission”), (ii) filings required by applicable state securities laws, (iii) filings required in accordance with Section 9.1, (iv) filings required by the applicable Qualified Stock Exchange, (v) filings, authorizations or approvals required to consummate the Transactions in accordance with the Business Combination Agreement, and (vi) such consent, approval, order, authorization, registration, qualification, designation, declaration or filings the failure of which to obtain would not be reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.2.9.    There are no pending or, to the knowledge of the Company, threatened, suits, claims, actions, or proceedings, which, if determined adversely, would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. There is no unsatisfied judgment or any open injunction binding upon the Company, which would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

3.2.10.    The Company is in compliance with all applicable laws, except where such non-compliance would not reasonably be expected to have a Company Material Adverse Effect. The Company has not received any written communication from a governmental entity, exchange or self-regulatory organization that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect.

3.2.11.    No broker, finder or other financial consultant has acted on behalf of the Company in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on Subscriber.

3.2.12.    The Company is not, and immediately after receipt of payment for the Subscribed Shares will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

3.2.13.    Other than as set forth in the Business Combination Agreement, there are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Subscribed Shares to Subscriber that have not been or will not be validly waived on or prior to the Merger Effective Time.

4.    Conditions to Closing.

4.1.    Conditions to Closing of the Company.

The Company’s obligations to sell and issue the Subscribed Shares at the Subscription Closing are subject to the fulfillment or (to the extent permitted by applicable law) written waiver by the Company, on or prior to the Subscription Closing Date, of each of the following conditions:

4.1.1.    Representations and Warranties Correct. The representations and warranties made by Subscriber in Section 3.1 hereof shall be true and correct in all material respects when made (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true and correct in all respects), and shall be true and correct in all material respects on and as of the Subscription Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true in all respects) with the same force and effect as if they had been made on and as of said date, but in each case without giving effect to consummation of the Transactions.

4.1.2.    Compliance with Covenants. Subscriber shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by Subscriber at or prior to the Subscription Closing.

4.1.3.    Closing of the Transactions. All conditions precedent to each of the Company’s, Merger Sub’s and BSAQ’s obligations to consummate, or cause to be consummated, the Transactions set forth in the Business Combination Agreement shall have been satisfied or waived by the party entitled to the benefit thereof under the Business Combination Agreement (other than those conditions that may only be satisfied at the consummation of the Transactions, but subject to the satisfaction or waiver thereof), and the Merger is scheduled to be consummated immediately following or concurrently with the Subscription Closing.

4.1.4.    Legality. There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any governmental authority, statute, rule or regulation enjoining or prohibiting the consummation of the transactions contemplated by this Subscription Agreement. No suspension of the listing or qualification of the Subscribed Shares for offering or sale or trading in the United States and any other jurisdiction in which the Company has substantial business or operations, or initiation or, to the Company’s knowledge, threatening in writing of any proceedings for any such purpose, shall have occurred.

4.2.    Conditions to Closing of Subscriber.

Subscriber’s obligation to purchase the Subscribed Shares at the Subscription Closing is subject to the fulfillment or (to the extent permitted by applicable law) written waiver by Subscriber, on or prior to the Subscription Closing Date, of each of the following conditions:

4.2.1.    Representations and Warranties Correct. The representations and warranties made by the Company in Section 3.2 hereof shall be true and correct in all material respects when made (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect, which representations and warranties shall be true and correct in all respects), and shall be true and correct in all material respects on and as of the Subscription Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect, which representations and warranties shall be true and correct in all respects) with the same force and effect as if they had been made on and as of said date, but in each case without giving effect to consummation of the Transactions.

4.2.2.    Compliance with Covenants. The Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by the Company at or prior to the Subscription Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of the Company to consummate the Subscription Closing.

4.2.3.    Closing of the Transactions. All conditions precedent to the consummation of the Transactions set forth in the Business Combination Agreement shall have been satisfied or waived by the party entitled to the benefit thereof under the Business Combination Agreement (other than those conditions that may only be satisfied at the consummation of the Transactions but subject to the satisfaction or waiver thereof), and the Merger is scheduled to be consummated immediately following or concurrently with the Subscription Closing.

4.2.4.    Legality. There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any governmental authority, statute, rule or regulation enjoining or prohibiting consummation of the transactions contemplated by this Subscription Agreement. No suspension of the listing or qualification of the Subscribed Shares for offering or sale or trading in the United States and any other jurisdiction in which the Company has substantial business or operations, or initiation or, to the Company’s knowledge, threatening in writing of any proceedings for any such purpose, shall have occurred.

4.2.5.    Amendment of Business Combination Agreement. The terms of the Business Combination Agreement shall not have been amended in a manner that would reasonably be expected to materially and adversely affect the economic benefits that Subscriber (in its capacity as such) would reasonably expect to receive under this Subscription Agreement unless Subscriber has consented in writing to such amendment.

5.    Registration Rights. Concurrently with the consummation of the Transactions, Subscriber shall enter into the Registration Rights Agreement as a Holder (as defined in the Registration Rights Agreement) and shall have all rights and benefits (including all registration rights) that a Holder (as defined in the Registration Rights Agreement) is entitled to under the Registration Rights Agreement. All Subscribed Shares shall be Registrable Securities (as defined in the Registration Rights Agreement).

6.    Post-Closing Lock-Up.

6.1.    Certain Definitions. As used in this Section 6, notwithstanding the other provisions of this Subscription Agreement, the following terms shall have the following meanings:

6.1.1.    “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act;

6.1.2.    “Applicable Period” shall be the period commencing on the Subscription Closing Date and ending on the earlier of:

(a)    the date falling 12 months after the Subscription Closing Date; or

(b)    the date on which the Company completes any amalgamation, merger, scheme of arrangement, business combination, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Company Ordinary Shares for cash, securities or other property following the Subscription Closing Date;

6.1.3.    “Immediate Family” shall mean, as to a natural person, such individual’s spouse, former spouse, domestic partner, child (including by adoption), father, mother, brother or sister, and lineal descendant (including by adoption) of any of the foregoing persons;

6.1.4.    “Lock-Up Restrictions” shall mean the restrictions set forth in Sections 6.2 and 6.5;

6.1.5.    “Lock-Up Securities” shall mean the Subscribed Shares and any other Equity Security of the Company issued or issuable to Subscriber with respect to any of the Subscribed Shares by way of a share dividend or share split or in connection with a recapitalization, merger, consolidation, spin-off, reorganization or similar transaction; and

6.1.6.    “Lock-Up Transfer” shall mean the (i) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Lock-Up Security, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Lock-Up Security, whether or not any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii).

6.2.    Lock-Up Restriction. Subject to the consummation of the Merger and Section 6.5, Subscriber covenants and agrees that it shall not, during the Applicable Period, without the prior written consent of the Company Board, effect, undertake, enter into or publicly announce any Lock-Up Transfer; provided, however, if on or after the date hereof, any Company Shareholder enters into an agreement relating to the subject matter set forth in this Section 6.2 on terms and conditions that are less restrictive than those agreed to herein (or such terms and conditions are subsequently relaxed including as a result of a modification, waiver, amendment, or written consent of the Company Board), then the less restrictive terms and conditions shall apply to Subscriber. For the avoidance of doubt, Subscriber shall retain all of its rights as a shareholder of the Company with respect to the Lock-Up Securities during the Lock-Up Period, including, without limitation, the right to vote any Lock-Up Securities that are entitled to vote and the right to receive any dividends or distributions in respect of such Lock-Up Securities.

6.3.    Authorization. Subscriber hereby:

6.3.1.    acknowledges that the Company may, during the Applicable Period, pursuant to its rights and/or the obligations of Subscriber under this Section 6, in its discretion and subject to Applicable Law, instruct its transfer agent for the Lock-Up Securities to decline to transfer, and to note stop-transfer restrictions on the register of book-entry interests and other records relating to, such Lock-Up Securities for which Subscriber is the record holder; and

6.3.2.    in the case of Lock-Up Securities for which Subscriber is the beneficial but not the record holder, agrees during the Applicable Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop-transfer restrictions on the register of book-entry interests and other records relating to, such Lock-Up Securities;

in each case, if and to the extent such transfer would constitute a Lock-Up Transfer in breach of this Subscription Agreement. The Company shall instruct its transfer agent to remove any stop transfer restrictions on the register of book-entry interests and other records related to the book-entry interests comprising Lock-Up Securities within three Business Days after the expiration of the Applicable Period.

6.4.    Legend. During the Applicable Period, a certificate or book-entry evidencing any Lock-Up Securities may, in the Company’s discretion pursuant to its rights and/or the obligations of Subscriber under this Section 6, and subject to Applicable Law, be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A BACKSTOP SUBSCRIPTION AGREEMENT, DATED AS OF AUGUST 10, 2023, BY AND AMONG VINFAST AUTO LTD. (“COMPANY”), BLACK SPADE SPONSOR LLC AND THE SUBSCRIBER NAMED THEREIN, UNTIL THE EARLIER OF (A) AUGUST 11, 2024 AND (B) SUCH OTHER RELEASE DATE(S) SET FORTH IN SUCH AGREEMENT. A COPY OF SUCH AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

6.5.    Lock-Up Exceptions. Section 6.2 shall not apply to:

6.5.1.    in the case of an entity, Lock-Up Transfers to (i) such entity’s officers or directors or any affiliate or Immediate Family of any of such entity’s officers or directors, (ii) any shareholder, partner or member of such entity or their affiliates, (iii) any affiliate of such entity, or (iv) any employees of such entity or of its affiliates;

6.5.2.    Lock-Up Transfers to a partnership, limited liability company or other entity of which such transferor is the legal and beneficial owner of all of the outstanding Equity Securities or similar interests;

6.5.3.    in the case of a natural person, Lock-Up Transfers (i) by bona fide gift to any member of such individual’s Immediate Family, an affiliate of such person or to a charitable organization (ii) to a family trust, established for the exclusive benefit of such individual and/or any of such individual’s Immediate Family for estate planning purposes, (iii) by virtue of laws of descent and distribution upon death of such individual or (iv) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union;

6.5.4.    in the case of an entity, Lock-Up Transfers by virtue of the laws of the jurisdiction of formation of such entity and the entity’s Governing Documents upon dissolution of the entity;

6.5.5.    pledges of any Lock-Up Securities to a financial institution that create a mere security interest in such Lock-Up Securities pursuant to a bona fide loan or indebtedness transaction so long as the holder of such pledged Lock-Up Securities continues to control the exercise of the voting rights of such pledged Lock-Up Securities as well as any foreclosures on such pledged Lock-Up Securities;

6.5.6.    Lock-Up Transfers of Company Ordinary Shares or other Equity Securities of the Company convertible into or exercisable or exchangeable for Company Ordinary Shares acquired in open market transactions after the Subscription Closing;

6.5.7.    the exercise of share options or warrants to purchase Company Ordinary Shares and any related transfer of Company Ordinary Shares to the Company in connection therewith (A) deemed to occur upon the “cashless” or “net” exercise of any such options or warrants or (B) for the purpose of paying the exercise price of such options or warrants or for paying taxes due as a result of the exercise of such options or warrants, it being understood that all Company Ordinary Shares received upon such exercise, settlement, vesting or transfer will remain subject to the restrictions of this Section 6 during the Applicable Period;

6.5.8.    the entry, at any time after the Subscription Closing, into any trading plan providing for the sale of Company Ordinary Shares meeting the requirements of Rule 10b5-1(c) under the Exchange Act, provided that such plan does not provide for, or permit, the sale of any Company Ordinary Shares during the Applicable Period and no public announcement or filing is voluntarily made or required regarding such plan during the Applicable Period;

6.5.9.    Lock-Up Transfers in the event of completion of a bona fide amalgamation, merger, scheme of arrangement, business combination, consolidation, combination sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up or other similar transaction which results in all of the Company’s security holders having the right to exchange their Company Ordinary Shares for cash, securities or other property;

6.5.10.    a Lock-Up Transfer to another entity that is an affiliate of such transferor, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with such transferor or affiliates of such transferor or who shares a common investment advisor with such transferor; and

6.5.11.    Lock-Up Transfers made in connection with any forward purchase agreement or similar arrangements in existence prior to the date of this Subscription Agreement and the material terms of which have been disclosed in writing to the Company or its counsel;

provided, however, that in the case of sub-Sections 6.5.1 through 6.5.5, 6.5.10 and 6.5.11, these permitted transferees shall enter into a written agreement with the Company, agreeing to be bound by the transfer restrictions in Sections 6.2 through 6.5.

6.6.    Effect of Section 6. If any Lock-Up Transfer is made or attempted contrary to the provisions of this Section 6, such purported Lock-Up Transfer shall be null and void ab initio.

6.7.    Legend Removal. The Company shall promptly remove, and shall cause to be removed (including by causing its transfer agent to remove), any legends, marks, stop-transfer instructions or other similar notations pertaining to the lock-up arrangements herein from the book-entries evidencing any Lock-Up Securities at the time any such security is no longer subject to the Lock-Up Restrictions (any such Lock-Up Security, a “Free Security”), and shall take all such actions (and shall cause to be taken all such actions) necessary or proper to cause the Free Security to be consolidated under the CUSIP(s) and/or ISIN(s) applicable to the unrestricted Company Ordinary Shares or Company Warrants as applicable or so that the Free Securities are in a like position. Any holder of a Lock-Up Security is an express third-party beneficiary of this Section 6.7 and entitled to enforce specifically the obligations of the Company set forth in this Section 6.7 directly against the Company.

7.    Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Business Combination Agreement is validly terminated in accordance with its terms, and (b) the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement (the termination events described in clauses (a) and (b) above, collectively, the “Termination Events”); provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall notify Subscriber of the termination of the Business Combination Agreement promptly after the termination of such agreement. Upon the occurrence of any of the Termination Events, this Subscription Agreement shall be void and of no further force and effect (subject to the proviso in the first sentence of this Section 7).

8.    Miscellaneous.

8.1.    Further Assurances. At the Subscription Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Backstop Subscription as contemplated by this Subscription Agreement.

8.1.1.    Subscriber acknowledges that the Company will rely on the acknowledgments, understandings, agreements, covenants, representations and warranties made by Subscriber contained in this Subscription Agreement. Prior to the Subscription Closing, Subscriber agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, covenants, representations and warranties made by Subscriber set forth herein are no longer accurate in all material respects. The Company acknowledges that Subscriber will rely on the acknowledgments, understandings, agreements, covenants, representations and warranties made by the Company contained in this Subscription Agreement. Prior to the Subscription Closing, the Company agrees to promptly notify Subscriber if it becomes aware that any of the acknowledgments, understandings, agreements, covenants. representations and warranties made by the Company, as the case may be, set forth herein are no longer accurate in all material respects.

8.1.2.    Each of the Company, Subscriber and the Sponsor is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative, legal, regulatory or stock exchange proceeding or official inquiry with respect to the matters covered hereby.

8.1.3.    The Company may request from Subscriber such additional information as the Company may reasonably deem necessary to evaluate the eligibility of Subscriber to acquire the Subscribed Shares, and Subscriber shall promptly provide such information as may be reasonably requested, to the extent within Subscriber’s possession and control or otherwise readily available to Subscriber, provided that the Company agrees, subject to the exceptions in Section 9, to keep confidential any such information provided by Subscriber.

8.1.4.    Each of Subscriber and the Company shall pay all of its own respective expenses in connection with this Subscription Agreement and the transactions contemplated herein.

8.1.5.    Each of Subscriber and the Company shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Subscription Agreement on the terms and conditions described therein.

8.2.    Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (a) when so delivered personally, (b) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (c) three (3) Business Days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i) if to the Sponsor or Subscriber, to such address or addresses set forth on the signature page hereto;

(ii) if to the Company, to:

VinFast Auto Ltd.

61 Robinson Road, #06-01, 61 Robinson Road

Singapore 068893

Attention:        The Chief Executive Officer; David Thomas Mansfield

Email:              ceo@vinfastauto.com, ir@vinfastauto.com;

vf.singapore.cfo@vinfastauto.com

with a required copy (which copy shall not constitute notice) to:

Latham & Watkins LLP

9 Raffles Place

#42-02 Republic Plaza

Singapore 048619

Attention:        Sharon Lau; Stacey Wong

Email:              sharon.lau@lw.com; Stacey.Wong@lw.com

or to such other address or addresses as the parties may from time to time designate in writing by notice to the other parties in accordance with this Section 8.2.

8.3.    Entire Agreement. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof, including any commitment letter entered into relating to the subject matter hereof.

8.4.    Modifications and Amendments. This Subscription Agreement may not be amended, modified, supplemented or waived except by an instrument in writing, signed by the party against whom enforcement of such amendment, modification, supplement or waiver is sought.

8.5.    Assignment. Neither this Subscription Agreement nor any rights, interests or obligations that may accrue to the parties hereunder (including Subscriber’s rights to purchase the Subscribed Shares) may be transferred or assigned without the prior written consent of the other parties hereunder; provided that Subscriber’s rights and obligations hereunder may be assigned to any fund or account managed by the same investment manager as Subscriber, without the prior consent of the Company or the Sponsor, provided that such assignee(s) agrees in writing to be bound by the terms hereof, and upon such assignment by a Subscriber, the assignee(s) shall become Subscriber hereunder and have the rights and obligations and be deemed to make the representations and warranties of Subscriber provided for herein to the extent of such assignment; provided further that, no assignment shall relieve the assigning party of any of its obligations hereunder, including any assignment to any fund or account managed by the same investment manager as Subscriber.

8.6.    Benefit. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. This Subscription Agreement shall not confer rights or remedies upon any person other than the parties hereto and their respective successors and assigns.

8.7.    Governing Law. This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

8.8.    Dispute Resolution and Waiver of Jury Trial.

8.8.1.    Subject to Section 8.11, any Action based upon, arising out of or related to this Subscription Agreement or the transactions contemplated hereby may be brought in the courts of the Borough of Manhattan in the State of New York, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York located therein and, in each case, appellate courts therefrom, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of such Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Subscription Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Applicable Law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 8.8.

8.8.2.    EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 8.8.

8.9.    Severability. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

8.10.    No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

8.11.    Remedies.

8.11.1.    The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their respective obligations under the provisions of this Subscription Agreement in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that the parties shall be entitled to seek an injunction, specific performance, or other equitable relief, to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions hereof, without proof of Damages or inadequacy of any remedy at Applicable Law, prior to the valid termination of this Subscription Agreement in accordance with Section 7, this being in addition to any other remedy to which they are entitled under this Subscription Agreement or Applicable Law.

8.11.2.    Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement in accordance with this Section 8.11 shall not be required to provide any bond or other security in connection with any such injunction. The parties acknowledge and agree that nothing contained in this Section 8.11 shall require any party to institute any proceeding for (or limit any party’s right to institute any proceeding for) specific performance under this Section 8.11 before exercising any termination right under Section 7 or pursuing damages.

8.12.    Survival of Representations and Warranties and Covenants. All representations and warranties made by the parties hereto, and all covenants and other agreements of the parties hereto, in this Subscription Agreement shall survive the Subscription Closing.

8.13.    Headings and Captions. The headings and captions of the various subdivisions of this Subscription Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

8.14.    Counterparts. This Subscription Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Subscription Agreement by signing and delivering one or more counterparts. The words “execution,” “signed,” “signature,” and words of like import in this Subscription Agreement or in any other certificate, agreement or document related to this Subscription Agreement, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means)

shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

8.15.    Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Subscription Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Subscription Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant. All references in this Subscription Agreement to numbers of shares, per share amounts and purchase prices shall be appropriately adjusted to reflect any stock split, stock dividend, stock combination, recapitalization or the like occurring after the date hereof.

8.16.    Mutual Drafting. This Subscription Agreement is the joint product of the parties hereto and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and shall not be construed for or against any party hereto.

9.    Cleansing Statement; Disclosure.

9.1.    The Company shall promptly following the date of this Subscription Agreement issue one or more press releases or file with or furnish to the Securities and Exchange Commission (the “Commission”) one or more reports (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and the Transactions. Upon the issuance of the Disclosure Document, to the actual knowledge of the Company, Subscriber shall not be in possession of any material, non-public information received from the Company or any of their officers, directors, employees or agents, and Subscriber shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with the Company or any of their respective affiliates, relating to the transactions contemplated by this Subscription Agreement.

9.2.    The Company shall not publicly disclose the name of Subscriber or any affiliate or investment adviser of Subscriber, or include the name of Subscriber or any affiliate or investment adviser of Subscriber without the prior written consent (including by e-mail) of Subscriber (a) in any press release or marketing materials, or (b) in any filing with the Commission or any regulatory agency or trading market, except as required by the federal securities laws, rules or regulations and to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under regulations of the applicable Qualified Stock Exchange, in which case the Company shall, to the extent practicable and legally permissible, provide Subscriber with prior written notice (including by e-mail) of such permitted disclosure, and shall reasonably consult with Subscriber regarding such disclosure.

10.    Non-Reliance. Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation, other than the representations and warranties of the Company expressly set forth in this Subscription Agreement, in making its investment or decision to invest in the Company. Subscriber acknowledges and agrees that none of the Sponsor, any other party to the Business Combination Agreement or any Non-Party Affiliate (other than the Company with respect to the previous sentence), shall have any liability to Subscriber pursuant to arising out of or relating to this Subscription Agreement or any other agreement related to the private placement of shares of the Company’s capital stock, the negotiation hereof or thereof or is subject matter, or the transactions contemplated hereby or thereby, including, without limitation, with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Subscribed Shares hereunder. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, director or indirect equityholder or affiliate of the Sponsor, the Company or any of the Sponsor’s, the Company’s controlled affiliates or any family member of the foregoing.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereunto has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

VINFAST AUTO LTD.

By:	/s/ Nguyen Thi Van Trinh
Name:	Nguyen Thi Van Trinh
Title:	Director

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, each of the parties hereunto has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

BLACK SPADE SPONSOR LLC

By:	/s/ Chi Wai Dennis Tam
Name:	Chi Wai Dennis Tam
Title:	Manager

[Signature Page to Subscription Agreement]

Accepted and agreed this 10 day of August, 2023.

SUBSCRIBER:

Signature of Subscriber:		Signature of Joint Subscriber, if applicable:

By:	/s/ Chi Wai Tam	By:
Name:	Chi Wai Tam	Name:
Title:	Director	Title:

Date: , 2023

Name of Subscriber:		Name of Joint Subscriber, if applicable:

Lucky Life Limited
(Please print. Please indicate name and Capacity of person signing above)		(Please print. Please indicate name and Capacity of person signing above)

Name in which securities are to be registered
(if different from the name of Subscriber listed directly above):

Email Address: dennis.tam@blackspadecapital.com

If there are joint investors, please check one:

☐ Joint Tenants with Rights of Survivorship

☐ Tenants-in-Common

☐ Community Property

Subscriber’s EIN: N/A		Joint Subscriber’s EIN:

Business Address-Street:		Mailing Address-Street (if different):
Suite 2902, 29/F The Centrium
60 Wyndham Street, Central

City, State, Zip: Hong Kong		City, State, Zip:

Attn:Dennis Tam		Attn:

Telephone No.: 852 3955 1316		Telephone No.:

Facsimile No.: 852 3616 6037		Facsimile No.:

Aggregate Number of Subscribed Shares subscribed for: 1,636,797

Aggregate Backstop Amount: $16,367,968.58

SCHEDULE I

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

1.	☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) (a “QIB”)).

2.	☐ We are subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

*** OR ***

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):

1.

☒ We are an “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☒ We are not a natural person.

*** AND ***

C.	AFFILIATE STATUS

(Please check the applicable box) SUBSCRIBER:

☐	is:

☒	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

This schedule should be completed by Subscriber

and constitutes a part of the Subscription Agreement.

Rule 501(a) under the Securities Act, in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the Company reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐

Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐	Any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, as amended;

☐	Any insurance company as defined in section 2(a)(13) of the Securities Act;

☐

Any investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) or a business development company as defined in section 2(a)(48) of the Investment Company Act;

☐	Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958, as amended;

☐

Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐

Any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if (i) the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000 or, (iii) such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

☐	Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940, as amended;

☒

Any (i) corporation, limited liability company or partnership, (ii) Massachusetts or similar business trust, or (iii) organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended, not formed for the specific purpose of acquiring the securities offered, and with total assets in excess of $5,000,000; or

☐

Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D.